EXHIBIT 7(c)
                                                                     to FORM 8-K



                      SECOND AMENDMENT TO CREDIT AGREEMENT


                  SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 12, 1997 (this "Amendment"), among AMTROL HOLDINGS, INC., a Delaware corporation ("Holdings"), AMTROL INC., a Rhode Island corporation (the "Borrower"), the various financial institutions party to the Credit Agreement referred to below (the "Banks"), MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :


                  WHEREAS, Holdings, the Borrower, the Banks, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of November 13, 1996 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

                  WHEREAS,   subject  to  the  terms  and   conditions  of  this
Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;


                  NOW, THEREFORE, it is agreed:

I.  Amendments to Credit Agreement.


                  1. Section 1.01(b) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 1.01(b) in lieu thereof:

                  "(b) Loans under the B Term Facility (each, a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made pursuant to two drawings, (x) the first of which shall be on the Initial Borrowing Date and (y) the second of which shall be on the Second Amendment Effective Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that all B Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of B Term Loans of the same Type,
         (iii) shall not exceed in aggregate principal amount for any Bank at the time of incurrence thereof on the Initial Borrowing Date the B Term Commitment, if any, of such Bank as in effect on such date and (iv) shall not exceed in aggregate principal amount for any Bank at the time of incurrence thereof on the Second Amendment Effective Date the Additional B Term Commitment, if any, of such Bank as in effect on such date. Once repaid, B Term Loans borrowed hereunder may not be reborrowed".

                  2. Section 1.01(c) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iii) of said Section and inserting a comma in lieu thereof, (ii) deleting the text "(1) if such Bank is a Non-Defaulting Bank, the Adjusted Revolving Commitment, if any, of such Bank at such time and (2) if such Bank is a Defaulting Bank, the" appearing in clause (iv) of said Section and inserting the text "the Available" in lieu thereof and (iii) inserting the following new clause (v) at the end of the first sentence of said Section:

         "and (v) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when combined with (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Available Revolving Commitment at such time".

                  3. Section 1.01(d) of the Credit Agreement is hereby amended by inserting the word "Available" immediately after the text "Adjusted Total" in each place such text appears in said Section.

                  4. Section 1.01(e) of the Credit Agreement is hereby amended by deleting clause (v) of the second sentence of said Section in its entirety and inserting in lieu thereof the following new clause (v):

        "(v) any reduction in the Total Revolving Commitment, the Total Available Revolving Commitment, the Adjusted Total Revolving Commitment or the Adjusted Total Available Revolving Commitment after any such Swingline Loans were made".

                  5. Section 1.05(c) of the Credit Agreement is hereby amended by deleting clauses (ii) and (iii) of said Section in their entirety and inserting the following new clauses (ii) and (iii) in lieu thereof:

         "(ii) be payable to the order of such Bank and be dated the Second Amendment Effective Date, (iii) be in a stated principal amount equal to the sum of principal amount of the B Term Loans made by such Bank and outstanding on the Second Amendment Effective Date and the principal amount of the Additional B Term Loans made by such Bank on the Second Amendment Effective Date (or in the case of a new B Term
         Note issued pursuant to Section 1.13 or 12.04, the respective B Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of outstanding B Term Loans evidenced thereby,".

                  6. Section 1.07 of the Credit Agreement is hereby amended by deleting the first sentence of said Section in its entirety and inserting the following new sentence in lieu thereof:

         "All Loans under this Agreement (other than Swingline Loans) shall be made by the Banks pro rata on the basis of their A Term Commitments, B Term Commitments, Additional B Term Commitments (in the case of B Term Loans incurred on the Second Amendment Effective Date) or Revolving Commitments, as the case may be".

                  7. Section 2.01(b) of the Credit Agreement is hereby amended by inserting the word "Available" immediately after the text "Adjusted Total" appearing in said Section.

                  8. Section 3.03(b) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of said Section:

         "The Total Additional B Term Loan Commitment (and the Additional B Term Loan Commitment of each Bank with such a Commitment) shall terminate in its entirety on the first to occur of (x) the Second Amendment Effective Date (after giving effect to the making of the Additional B Term Loans on such date) and (y) December 18, 1997 if the Second Amendment Effective Date has not theretofore occurred".

                  9. Section 4.02(A)(a)(i) of the Credit Agreement is hereby amended by inserting the word "Available" immediately following the text "Adjusted Total" in each place such text appears in said Section.

                  10. Section 4.02(A)(a)(ii) of the Credit Agreement is hereby amended by inserting the word "Available" immediately prior to the text "Revolving Commitment" appearing in said Section.

                  11. Section 4.02(A)(b)(ii) of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:


                           "Date                     Amount

                  December 31, 1997                  $115,000

                  March 31, 1998                     $115,000
                  June 30, 1998                      $115,000
                  September 30, 1998                 $115,000
                  December 31, 1998                  $115,000
                  March 31, 1999                     $115,000
                  June 30, 1999                      $115,000
                  September 30, 1999                 $115,000
                  December 31, 1999                  $115,000

                  March 31, 2000                     $115,000
                  June 30, 2000                      $115,000
                  September 30, 2000                 $115,000
                  December 31, 2000                  $115,000

                  March 31, 2001                     $115,000
                  June 30, 2001                      $115,000
                  September 30, 2001                 $115,000
                  December 31, 2001                  $115,000

                  March 31, 2002                     $115,000
                  June 30, 2002                      $115,000
                  September 30, 2002               $5,400,000
                  December 31, 2002                $3,825,000

                  March 31, 2003                   $3,125,000
                  June 30, 2003                    $3,125,000
                  September 30, 2003               $8,300,000
                  December 31, 2003                $6,250,000

                  March 31, 2004                   $6,301,250
                  B TF Maturity Date               $6,301,250".


                  12. Section 6.05(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of said Section:

         "The proceeds of all Additional B Term Loans incurred on the Second Amendment Effective Date shall be utilized on such date by the Borrower to prepay a like principal amount of outstanding Revolving Loans.".

                  13. Section 7.12 of the Credit  Agreement is hereby amended by
(i) redesignating clause (y) of said Section as clause (z) and (ii) inserting the following new clause (y) immediately following clause (x) of said Section:

         ", (y) will, no later than the date occurring 60 days after the Second Amendment Effective Date, enter into Interest Rate Agreements which cover for at least two years from the Second Amendment Effective Date at least $13,000,000 of the outstanding Additional B Term Loans on terms reasonably satisfactory to the Agents".

                  14. Section 8.04 of the Credit  Agreement is hereby amended by
(i) deleting the word "and"  appearing at the end of clause (j) of said Section,
(ii) redesignating clause (k) of said Section as clause (l) and (iii) inserting the following new clause (k) immediately following clause (j) of said Section:

         "(k) Indebtedness of the Borrower or Holdings consisting of an unsecured guaranty of Indebtedness of Alfa Holdings and/or Alfa in an aggregate principal amount not to exceed $5.5 million at any time outstanding; and".

                  15. Section 8.05(a) of the Credit Agreement is hereby amended by (i) deleting the text "(x)" appearing in the proviso to said Section and inserting the text "(w)" in lieu thereof and (ii) deleting clause (y) of said
Section in its entirety and inserting in lieu thereof the following text:

         "(x) $9,000,000 for the fiscal year ending closest to December 31, 1997, (y) $10,300,000 for the fiscal year ending closest to December 31, 1998".

                  16. Section 8.11 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

                  Fiscal Quarter Ending Closest To:              Ratio

                  December 31, 1996                             1.60:1.0
                  March 31, 1997                                1.60:1.0
                  June 30, 1997                                 1.60:1.0
                  September 30, 1997                            1.60:1.0
                  December 31, 1997                             1.55:1.0
                  March 31, 1998                                1.55:1.0
                  June 30, 1998                                 1.50:1.0
                  September 30, 1998                            1.50:1.0
                  December 31, 1998                             1.50:1.0
                  March 31, 1999                                1.55:1.0
                  June 30, 1999                                 1.60:1.0
                  September 30, 1999                            1.60:1.0
                  December 31, 1999                             1.60:1.0
                  March 31, 2000                                1.65:1.0
                  June 30, 2000                                 1.70:1.0
                  September 30, 2000                            1.70:1.0
                  December 31, 2000                             1.70:1.0
                  March 31, 2001                                1.75:1.0
                  June 30, 2001                                 1.80:1.0
                  September 30, 2001                            1.85:1.0
                  December 31, 2001                             1.85:1.0
                  March 31, 2002                                1.90:1.0
                  June 30, 2002                                 1.95:1.0
                  September 30, 2002                            2.05:1.0
                  December 31, 2002                             2.05:1.0
                  March 31, 2003                                2.10:1.0
                  June 30, 2003                                 2.15:1.0
                  September 30, 2003                            2.25:1.0
                  December 31, 2003                             2.30:1.0
                  March 31, 2004                                2.35:1.0
                  June 30, 2004                                 2.50:1.0".

                  17. Section 8.12 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:


                  Fiscal Quarter Ending Closest To:              Ratio

                  December 31, 1996                             6.25:1.0
                  March 31, 1997                                6.25:1.0
                  June 30, 1997                                 6.25:1.0
                  September 30, 1997                            6.25:1.0
                  December 31, 1997                             6.40:1.0
                  March 31, 1998                                6.60:1.0
                  June 30, 1998                                 6.55:1.0
                  September 30, 1998                            6.40:1.0
                  December 31, 1998                             6.25:1.0
                  March 31, 1999                                6.00:1.0
                  June 30, 1999                                 5.90:1.0
                  September 30, 1999                            5.90:1.0
                  December 31, 1999                             5.75:1.0
                  March 31, 2000                                5.65:1.0
                  June 30, 2000                                 5.45:1.0
                  September 30, 2000                            5.35:1.0
                  December 31, 2000                             5.25:1.0
                  March 31, 2001                                5.15:1.0
                  June 30, 2001                                 5.05:1.0
                  September 30, 2001                            4.95:1.0
                  December 31, 2001                             4.85:1.0
                  March 31, 2002                                4.75:1.0
                  June 30, 2002                                 4.60:1.0
                  September 30, 2002                            4.45:1.0
                  December 31, 2002                             4.35:1.0
                  March 31, 2003                                4.25:1.0
                  June 30, 2003                                 4.15:1.0
                  September 30, 2003                            4.00:1.0
                  December 31, 2003                             3.85:1.0
                  March 31, 2004                                3.70:1.0
                  June 30, 2004                                 3.55:1.0".


                  18. The  definition  of  "Acquisition  Sublimit"  appearing in
Section 10 of the Credit Agreement is hereby amended by inserting the word "Available" immediately following the word "Total" appearing in said Section.

                  19. The definition of "B Term Facility" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text "and the Total Additional B Term Commitment" at the end of said definition.

                  20. The definition of "Consolidated  Net Income"  appearing in
Section 10 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately prior to the text "(viii)" in the proviso to said definition and inserting a comma in lieu thereof and (ii) inserting the following new clause (ix) at the end of said definition:

         "and (ix) any one-time cash and non-cash expenses incurred in connection with the Restructuring, so long as (I) the aggregate amount of all such expenses do not exceed $3.0 million and (II) the cash expenses incurred in connection therewith do not exceed $2.3 million."

                  21. The definition of "Term Commitment" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing in said Section and inserting a comma in lieu thereof and (ii) inserting the text "and its Additional B Term Commitment" immediately after the text "B Term Commitment".

                  22. The definition of "Total Commitment" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", the Total Additional B Term Commitment" after the text "Total B Term Commitment" appearing in said Section.

                  23. The definition of "Total Unutilized Revolving Commitment" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text "plus the Blocked Commitment at such time" at the end of said definition.

                  24. Section 10 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

                  "Additional B Term Commitment" shall mean, with respect to each Bank, the amount, if any, set forth opposite such Bank's name in Annex I to the Second Amendment directly below the column entitled "Additional B Term Commitment," as the same may be terminated pursuant to Sections 3.03.

                  "Additional B Term Loans" shall mean B Term Loans made by any Bank pursuant to its Additional B Term Commitment on the Second Amendment Effective Date in accordance with Section 1.01(b).

                  "Adjusted Total Available Revolving Commitment" shall mean at any time the Total Available Revolving Commitment at such time less the aggregate Available Revolving Commitments of all Defaulting Banks at such time.

                  "Available Revolving Commitment" for any Bank shall mean, at any time, the Revolving Commitment of such Bank as then in effect less such Bank's Revolving Percentage of the amount of the Blocked Commitment, if any, at such time.

                  "Blocked Commitment" shall mean, at any time, an amount equal to the Indebtedness evidenced by the guaranty of the Borrower or Holdings permitted pursuant to Section 8.04(k).

                  "Existing B TL Borrowing"  shall have the meaning  provided in
Section 12.17.

                  "Existing B TL Eurodollar Borrowing" shall have the meaning provided in Section 12.17.

                  "Participating Bank" shall mean each Bank which has an Additional B Term Commitment on the Second Amendment Effective Date (but prior to the extensions of credit on such date).

                  "Restructuring" shall mean the closing of the Borrower's manufacturing operations in Nashville, Tennessee and the consolidation of such operations into the Borrower's manufacturing and distribution operations in Rhode Island.

                  "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of December 12, 1997.

                  "Second Amendment Effective Date" shall have the meaning provided in the Second Amendment.

                  "Total Additional B Term Commitment" shall mean the sum of the Additional B Term Commitments of each of the Banks.

                  "Total Available Revolving Commitment" shall mean, at any time, the Total Revolving Commitment as then in effect less the Blocked Commitment, if any, at such time.

                  25. Section 12 of the Credit Agreement is hereby amended by inserting the following new Section 12.17 immediately after Section 12.16 appearing therein:

                  "12.17 Additional B Term Loans; etc. Notwithstanding anything to the contrary contained elsewhere in this Agreement, each of the Banks and the Borrower hereby agrees that: (i) Borrowings of B Term Loans outstanding immediately prior to the occurrence of the Second Amendment Effective Date (each, an "Existing B TL Borrowing") shall remain outstanding (subject to adjustment as provided in clause (ii) below) immediately after the occurrence of the Second Amendment
         Effective Date and, in the case of any such Borrowing which is maintained as a Borrowing of Eurodollar Loans, the Interest Period with respect thereto shall terminate as originally scheduled, (ii) the aggregate principal amount of Additional B Term Loans made on the Second Amendment Effective Date shall be added to (and thereafter constitute part of) the Existing B TL Borrowings in such a manner so that each Existing B TL Borrowing shall be increased by its pro rata share (taking a fraction the numerator of which is the amount of such Existing B TL Borrowing before giving effect to the adjustments pursuant to this clause (ii) and the denominator of which is the aggregate principal amount of all such Existing B TL Borrowings) of the aggregate principal amount of Additional B Term Loans being made on the Second Amendment Effective Date; provided that in the case of each Existing B TL Borrowing which is a Borrowing of Eurodollar Loans which is then subject to an Interest Period which began prior to, but ends after, the Second Amendment Effective Date (each, an "Existing B TL Eurodollar Borrowing"), the increased amount of such Borrowing as provided pursuant to this clause (ii) (and only the increase as provided by the various Participating Banks) shall be maintained as Base Rate Loans bearing interest as otherwise provided in Section 1.08 until the end of the Interest Period applicable to the respective Existing B TL Eurodollar Borrowing on the Second Amendment Effective Date (following which time the respective Borrowing shall be maintained or converted into one or more Borrowings of the same Type of Loans as is otherwise required in this Agreement), and (iii) the Borrower shall take all action as may be necessary so that, not later than February 3, 1998, each Borrowing of B Term Loans shall, except as otherwise provided in this Agreement and without regard to this Section 12.17, be of the same Type and have the same Interest Period.".

                  26. The Borrower hereby agrees to (i) deliver to the Collateral Agent, or cause to be delivered to the Collateral Agent, within 60 days following the Second Amendment Effective Date (x) fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Agents, to each of the Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors and (y) either endorsements to the existing Mortgage Policies or new Mortgage Policies assuring the Collateral Agent that each Mortgage is a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.


II.  Miscellaneous Provisions.

                  1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:

                  (a) no Default or Event of Default exists as of the Second Amendment Effective Date, both before and after giving effect to this Amendment; and

                  (b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions shall have been satisfied:

                  (i) the Administrative Agent shall have received for the account of each Participating Bank the appropriate B Term Note (collectively, the "New B Term Notes"), in the amount, maturity and otherwise provided in this Amendment and Section 1.05 of the Credit Agreement, respectively, it being understood and agreed that (x) each Participating Bank shall use commercially reasonable efforts to return promptly after the Second Amendment Effective Date its existing B Term Note to the Borrower for cancellation and (y) any B Term Note not so returned shall be deemed cancelled;

                 (ii) the Administrative Agent shall have received from each Credit Party certified copies of resolutions of the Board of Directors of such Credit Party with respect to the matters set forth in this Amendment and such resolutions shall be satisfactory to the Administrative Agent;

                (iii) the Administrative Agent shall have received from (i) Hinkley Allen & Snyder, Rhode Island counsel to the Credit Parties and
         (ii) Simpson, Thacher & Bartlett, special New York counsel to the Credit Parties, an opinion addressed to the Agents, the Collateral Agent and each of the Banks and dated the Second Amendment Effective Date in form and substance satisfactory to the Administrative Agent, and covering such matters incident to this Amendment and the transactions contemplated herein as the Administrative Agent may reasonably request (including an opinion as to no conflict with the Senior Subordinated Note Indenture);

                 (iv) the Banks shall have received a copy of the detailed consolidated financial projections for Holdings and its Subsidiaries, and after giving effect to the Transaction, the related financings therefor and the transactions and financings contemplated by the Second Amendment (including the Loans and the Senior Subordinated Notes), for the nine fiscal years ended after the Second Amendment Effective Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, shall be satisfactory in form and substance to the Administrative Agent and the Required Banks;

                  (v) the Borrower shall have paid to each Bank which has signed a counterpart of this Amendment, an amendment fee equal to 0.15% of the sum of (x) the Revolving Commitment of such Bank plus (y) the aggregate principal amount of the outstanding Term Loans of such Bank, in each case immediately before giving effect to this Amendment;

                 (vi) the Borrower shall have paid o the Administrative Agent such fees as may have been agreed to in writing among such parties; and

                (vii) each of Holdings, the Borrower, each Subsidiary Guarantor, the Required Banks, the Required TF Banks under the B Term Facility and each Participating Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

                  6. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Loans (including, without limitation, the Additional B Term Loans) shall be fully guaranteed pursuant to the various
Guaranties in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

                  7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
                                             *      *      *

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                              AMTROL HOLDINGS, INC.


                              By       s/
                                  Title:


                              AMTROL INC.


                              By       s/
                                  Title:



                              BANKERS TRUST COMPANY,
                                Individually and as Administrative Agent


                              By       s/
                                  Title:


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                                Individually and as Documentation Agent


                              By       s/
                                  Title:


                              THE BANK OF NEW YORK


                              By       s/
                                  Name:
                                  Title:


                              THE BANK OF NOVA SCOTIA


                              By       s/
                                  Name:
                                  Title:


                              BANKBOSTON, N.A.


                              By       s/
                                  Name:
                                  Title:


                              CITIZENS FINANCIAL GROUP INC


                              By       s/
                                  Name:
                                  Title:


                              FIRST SOURCE FINANCIAL LLP
                                By First Source Financial Inc.,
                                Its manager


                              By       s/
                                  Name:
                                  Title:

                              FLEET NATIONAL BANK


                              By       s/
                                  Name:
                                  Title:


                              SOCIETE GENERALE


                              By       s/
                                  Name:
                                  Title:


                              AMARA-1 FINANCE LTD.


                              By       s/
                                  Name:
                                  Title:


                              RESTRUCTURED OBLIGATIONS BACKED BY
                                SENIOR ASSETS B.V.

                              BY: CHANCELLOR SENIOR SECURED
                                 MANAGEMENT, INC., as Portfolio Advisor


                              By       s/
                                  Name:
                                  Title:


                  Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Second Amendment, hereby consents to the entering into of the Second Amendment and agrees to the provisions thereof (including, without limitation, Sections 6 and 7 of Part II thereof).

                              AGI HOLDINGS INC.,
                                as a Subsidiary Guarantor


                              By       s/
                                  Title:

                              WATERSOFT INC.,
                                as a Subsidiary Guarantor


                              By       s/
                                  Title:



                              AMTROL INTERNATIONAL INC.,
                                as a Subsidiary Guarantor

                              By       s/
                                  Title:


                              AMTROL LTD.,
                                as a Subsidiary Guarantor


                              By       s/
                                  Title:


                              AMTROL INVESTMENT INC.,
                                as a Subsidiary Guarantor

                              By       s/
                                  Title:

                                                                         ANNEX I


                                            ADDITIONAL
                                            B TERM LOAN
BANKS                                       COMMITMENT

BankBoston, N.A.                            $ 5,000,000

Bankers Trust Company                       $15,000,000

                                            ----------
Total:                                      $20,000,000